AMENDMENT TO

INVESTMENT MANAGEMENT SUB-DELEGATION AGREEMENT

Originally Between

T. ROWE PRICE INTERNATIONAL, INC.

And

T. ROWE PRICE GLOBAL TOSHI KOMON

 This is an amendment, made as of August 1, 2011, to the Investment Management Sub-Delegation Agreement (“Sub-Delegation Agreement”), as amended to date, by and between T. Rowe Price Associates, Inc. (the “Adviser”), a corporation organized and existing under the laws of the State of Maryland, United States of America, with its principal office at 100 East Pratt Street, Baltimore MD 21202, United States and T. Rowe Price International Ltd, Tokyo branch (“TRPI-Tokyo”), a registered investment management business provider and investment advisory/agency business provider under FI&E Law in Japan, with its office at NBF Hibiya Building 20th Floor, 1-7, Uchisaiwai-cho l-chome, Chiyoda-ku, Tokyo 100-0011, Japan. The Adviser and TRPI-Tokyo are registered investment advisers under the Investment Advisers Act of 1940 (“Advisers Act”).

 WHEREAS, the Adviser succeeded to all the assets and liabilities of T. Rowe Price International, Inc. (“Price International”) in a merger transaction consummated at the close of business on December 31, 2010; and accordingly, is the investment adviser pursuant to a restated Investment Advisory Agreement dated as of the close of business on the 31st day of December, 2010 (“Fund Advisory Agreement”) with the T. Rowe Price International Funds, Inc., T. Rowe Price International Series, Inc, and T. Rowe Price Institutional International Funds, Inc, on behalf of the T. Rowe Price Japan Fund, T. Rowe Price International Discovery Fund, T. Rowe Price International Stock Fund, T. Rowe Price International Stock Portfolio, and T. Rowe Price Institutional International Growth Equity Fund, each of which is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”);

 WHEREAS, TRPI-Tokyo is engaged in the business of, among other things, rendering discretionary investment management services and is registered in Japan with the Financial Services Agency (“FSA”) and the Kanto Local Finance Bureau (“KLFB”);

 WHEREAS, the Adviser has succeeded Price International as party to an Investment Management Sub-Delegation Agreement, dated April 28, 2005, with T. Rowe Price Global Toshi Komon (“Global Investment Services TK”, now TRPI-Tokyo), with respect to the T. Rowe Price Japan Fund and T. Rowe Price International Discovery Fund, and a subsequent Investment Management Sub-Delegation Agreement dated June 15, 2009, with Global Investment Services TK (now TRPI-Tokyo) with respect to the T. Rowe Price International Stock Fund, T. Rowe Price International Stock Portfolio, and T. Rowe Price Institutional International Growth Equity Fund (collectively now reflected in the Sub-Delegation Agreement); and

 WHEREAS, the discretionary investment management and dealing facilitation services provided by TRPI-Tokyo under the Sub-Delegation Agreement with respect to the T. Rowe Price International Stock Fund, T. Rowe Price International Stock Portfolio, and T. Rowe Price Institutional International Growth Equity Fund are no longer required;

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

1. Any conflicts between the Sub-Delegation Agreement and any of the amendments to the Sub-Delegation Agreement, including this amendment, shall be controlled by the latest executed amendment containing the conflicting language.

2. The Sub-Delegation Agreement with respect to the T. Rowe Price International Stock Fund, T. Rowe Price International Stock Portfolio, and T. Rowe Price Institutional International Growth Equity Fund, is hereby terminated as of August 1, 2011, and the Sub-Delegation Agreement is amended to reflect that the term “Funds” means only the T. Rowe Price International Discovery Fund and T. Rowe Price Japan Fund.

3. Except as provided herein, the Sub-Delegation Agreement shall remain in full force and effect and shall continue without modification in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the day and year first above written.

Attest: T. ROWE PRICE ASSOCIATES, INC.

/s/Barbara A. Van Horn  /s/ David Oestreicher

___________________________________ By: ____________________________________

Barbara A. Van Horn  David Oestreicher

Secretary  Vice President

T. ROWE PRICE INTERNATIONAL LTD, TOKYO BRANCH

 /s/ M. Campbell Gunn

By: ___________________________________

 M. Campbell Gunn

 Representative in Japan and Vice President

T. Rowe Price International Ltd, Tokyo Branch

NBF Hibiya Building 20th Floor

1-7, Uchisaiwai-cho 1-chome

Chiyoda-ku, Tokyo 100-0011

Japan

Financial Instruments Provider: Director General of Kanto Local Financial Bureau (Finance Instruments) No. 445

Joined Association: Japan Securities Investment Advisers Association – Membership No. 011-01162

For purposes of Clause #2 above:

T. ROWE PRICE INTERNATIONAL LTD

 /s/ Christine Morgan

By: ___________________________________

 Christine Morgan

 Vice President